Exhibit 99.1

Celsius Holdings Announces Leadership Changes as Part of

Organizational Realignment to Support its Total Energy Portfolio

Strategy

Tyler Bohannon, EVP of North American Sales, appointed Chief Commercial Officer

Tony Guilfoyle appointed to newly created role of Chief Business Transformation Officer

Eric Hanson, President and Chief Operating Officer, has departed from the Company

BOCA RATON, Fla., Aug. 10, 2026 — Celsius Holdings, Inc. (Nasdaq: CELH) (“Celsius Holdings” or “the Company”) today announced leadership changes designed to further align the Company’s leadership structure with the continued execution of its total energy portfolio strategy.

Celsius Holdings’ EVP of North American Sales, Tyler Bohannon, has been appointed Chief Commercial Officer, effective Aug. 10, 2026. In this role, Bohannon will lead key elements of the Company’s commercial organization and strategy, with responsibility for field sales, key retailer accounts, DSD operations and revenue growth management across the Company’s portfolio of brands.

Tony Guilfoyle, former Chief Customer Officer of Celsius Holdings, was appointed to the newly created role of Chief Business Transformation Officer, effective July 1, 2026. In this role, Guilfoyle is leading enterprise-wide initiatives focused on strengthening cross-functional execution, advancing operational excellence, supporting AI adoption and building the capabilities needed to support Celsius Holdings’ continued growth as a scaled multi-brand portfolio.

In addition to the new appointments, Eric Hanson, President and Chief Operating Officer, has departed from the Company. Since his appointment in early 2025, Hanson has helped unlock additional value from the Company’s strategic partnerships and optimize the integration of recent acquisitions.

“Together with our Board, we continue to take action to ensure our leadership structure evolves alongside the priorities and opportunities of the business,” said John Fieldly, Chairman and Chief Executive Officer of Celsius Holdings. “Strengthening our commercial organization and enterprise capabilities is an important part of our long-term strategy to grow our scaled portfolio of leading brands, and these actions have been evaluated and discussed over the past several months.”

Fieldly continued, “Tyler and Tony have each played important roles in helping Celsius scale. Tyler has helped build a strong commercial organization and deepen our partnership with PepsiCo, while Tony has helped strengthen operational execution and will now lead enterprise-wide initiatives focused on execution and capability building. We are confident that together they are well positioned to support the continued growth of our total energy portfolio and capitalize on the growing consumer demand for Modern Energy. We also want to thank Eric for his contributions to Celsius and wish him all the best in his future endeavors.”

Bohannon has served as EVP of North American Sales since February 2025 and has played a key role in deepening the Company’s partnership with PepsiCo and supporting the successful integration of both Alani Nu and Rockstar Energy. Bohannon has more than 20 years of experience in the beverage industry and previously served as Celsius Holdings’ Executive Vice President of Field Sales. Prior to joining Celsius Holdings, he held key leadership roles at major beverage companies including Nestlé Waters, Coors Brewing, Rockstar Energy and PepsiCo, where he led DSD operations and eCommerce.

Guilfoyle previously served as Celsius Holdings’ Chief Commercial Officer from 2024 and, from February 2026, as Chief Customer Officer, until his appointment to his new role in July 2026, helping scale the Company’s commercial capabilities during a period of significant growth. Under his leadership, the sales organization expanded substantially and earned industry and customer recognition. Having built much of the Company’s commercial field infrastructure and supported its recent integration and distribution transitions, Guilfoyle steps into the new role as the Company continues to advance its long-term portfolio growth strategy. Prior to joining Celsius Holdings in 2020, he served as the EVP of Sales for Rockstar Energy Drink for more than a decade.

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH) is a functional beverage company and the owner of energy drink brand CELSIUS®, health and wellness brand Alani Nu® and Rockstar Energy®. Born in fitness and pioneering the rapidly growing, better-for-you, functional beverage category, the company creates and markets leading functional beverage products. For more information, please visit www.celsiusholdingsinc.com.

Contact

Paul Wiseman

Investors: investorrelations@celsius.com

Press: press@celsius.com

Forward-Looking Statements

This press release contains statements by Celsius Holdings, Inc. that are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, our prospects, plans, business strategy, initiatives for commercial organization and enterprise capabilities, expectations regarding portfolio growth and scale and leadership changes and the effects thereof. You can identify these statements by the use of words such as “accelerating,” “advancing,” “believe,” “building,” “continue,” “designed,” “ensure,” “focused,” “future,” “growth,” “initiatives,” “positioned,” “strategy,” “strengthening,” “support,” “will,” variations of these terms, the negatives of such terms and similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. You should not rely on forward-looking statements because our actual results may differ materially from those indicated by forward-looking statements as a result of a number of important factors. These factors include, but are not limited to: changes to our commercial agreements with PepsiCo, Inc.; management’s plans and objectives for international expansion and global operations; general economic and business conditions; our business strategy for expanding our presence in our industry; our expectations of revenue; operating costs and profitability; our expectations regarding our strategy and investments; the impact of leadership changes; our ability to successfully integrate business that we may acquire, our ability to achieve the benefits that we expect to realize as a result of our acquisitions, the potential negative impact on our financial condition and results of operations if we fail to achieve the benefits that we expect to realize as a result of our business acquisitions, liabilities of the businesses that we acquire that are not known to us; our expectations regarding our business, including market opportunity, consumer demand and our competitive advantage; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations affecting our business; the Company’s ability to comply with the rules and regulations of the Securities and Exchange Commission (the “SEC”); ongoing and potential litigation matters; the impact of third parties attempting to replicate our product attributes; and those other risks and uncertainties discussed in our most recently filed Annual Report on Form 10-K and in our other reports filed with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements speak only as of the date the statements were made. We do not undertake any obligation to update forward-looking information, except to the extent required by applicable law.